Exhibit 10.2

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

     6.5% CONVERTIBLE NOTE DUE APRIL 30, 2010

OF

OPHTHALMIC IMAGING SYSTEMS

Note No.: _ Issuance Date: October 29, 2007	Original Principal Amount: $_________ New York, New York

This Note (“Note”) is one of a duly authorized issue of Notes of OPHTHALMIC IMAGING SYSTEMS, a corporation duly organized and existing under the laws of the State of California (the “Company”), designated as the Company's 6.5% Convertible Notes Due April 30, 2010 (“Maturity Date”) in an aggregate principal amount (when taken together with the original principal amounts of all other Notes) which does not exceed Two Million Seven-Hundred Fifty Thousand U.S. Dollars (U.S. $2,750,000) (the “Notes”).

For Value Received, the Company hereby promises to pay to the order of _____________ or its registered assigns or successors-in-interest (“Holder”) the principal sum of ____________ Dollars (U.S. $______), together with all accrued but unpaid interest thereon, if any, on the Maturity Date, to the extent such principal amount and interest has not been repaid or converted into the Company's Common Stock, no par value per share (the “Common Stock”), in accordance with the terms hereof. Interest on the unpaid and unconverted principal balance hereof shall accrue at the rate of 6.5% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms hereof or of the other Agreements. Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by Company check. This Note may not be prepaid in whole or in part except as otherwise provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement dated on or about the Issuance Date pursuant to which the Notes were originally issued (the “Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Bi-Monthly Amount” shall mean one-twelfth (1/12) of the original principal amount of this Note, together with any and all default payments owing under the Agreements but not previously paid to date, provided that, prospectively following each conversion by the Holder pursuant to Section 3 below, the Bi-Monthly Amount shall be automatically reduced by an amount equal to (a) the principal amount converted in such conversion, divided by (b) the number of remaining Bi-Monthly Payment Dates scheduled to occur under this Note.

“Bi-Monthly Payment Date” shall mean June 30, 2008 and the last Business Day of each other calendar month thereafter (e.g., August 29, 2008, October 31, 2008, December 31, 2008, etc.).

“Bi-Monthly Payment Rate” shall mean the lesser of the Conversion Price and 87.5% of the Market Price as of the Bi-Monthly Payment Date for which the Bi-Monthly Payment Rate is being determined.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Change in Control Transaction” will be deemed to exist if (i) there occurs any consolidation, merger or other business combination of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), except for the contemplated MediVision acquisition, or any other corporate reorganization or transaction or series of related transactions in which in any of such events the voting stockholders of the Company prior to such event cease to own 50% or more of the voting power, or corresponding voting equity interests, of the surviving corporation after such event (including without limitation any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act or tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act for 20% or more of the Company's Common Stock), (ii) (a) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 35% of the Company's voting power, other than the MediVision Stockholders, or (b) any of the MediVision Stockholders (together with their affiliates and associates), individually or in the aggregate, beneficially own or are deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 49% of the Company's voting power, provided that such MediVision Stockholders may purchase Common Stock on the Principal Market in excess of such 49% without constituting a Change in Control Transaction hereunder so long as such beneficial ownership (or deemed beneficial ownership), individually or in the aggregate, does not exceed 65% of the Company's voting power, (iii) there is a replacement of more than one-half of the members of the Company’s Board of Directors which is not approved by those individuals who are members of the Company's Board of Directors on the date thereof, (iv) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of the Company, determined on a consolidated basis, or (v) the Company enters into any agreement providing for an event set forth in (i), (ii), (iii) or (iv) above.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note (or such portion thereof that is being redeemed or repurchased), and of which the denominator is the lesser of the Conversion Price and the Market Price as of the date such ratio is being determined.

“Conversion Price” shall equal $1.64, provided that if the value of the aggregate consideration paid or payable by the Company (whether in cash, shares of Common Stock or other property of the Company) in connection with the contemplated MediVision acquisition exceeds $4 million, the Conversion Price shall be reduced to equal the average of the VWAPs for the full calendar quarter immediately succeeding the consummation of such acquisition, provided that (a) such average is lower than the Conversion Price then in effect, and (b) in no event shall the Conversion Price be so reduced below $1.25 (which figure shall be appropriately and equitably adjusted for stock splits, stock dividends, and similar events); in the event any conversions occur hereunder prior to any such adjustment, additional shares of Common Stock shall be issued upon such adjustment to put the Holder in the same position it would have been had the adjusted Conversion Price been in effect at the time of the applicable conversion(s); the Conversion Price shall be subject to further adjustment as set forth herein;

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Effective Date” means the date on which a Registration Statement covering all the Underlying Shares and other Registrable Securities (as defined in the Registration Rights Agreement) is declared effective by the SEC.

“Effective Registration” shall mean (i) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement which registration statement is not subject to any suspension or stop order; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on the OTC Bulletin Board, the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market, and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on any of such markets on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock shall have been duly authorized and reserved for issuance as required by the terms of the Purchase Agreement and this Note; (v) the VWAP on each of the ten (10) Trading Days immediately preceding the applicable Payment Date shall be greater than $1.00; (vi) none of the Company or any direct or indirect subsidiary of the Company shall be subject to any Bankruptcy Event; and (vii) no Event of Default shall have occurred and be continuing under this Note.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Interest Payment Date” shall mean December 31st and June 30th of each year commencing on December 31, 2007, provided that if any such day is not a Business Day, then such Payment Date shall mean the immediately preceding day which is a Business Day.

“Interest Payment Rate” shall mean the lesser of the Conversion Price and 90% of the Market Price as of the Interest Payment Date for which the Interest Payment Rate is being determined.

“Market Price” shall equal the arithmetic average of the daily VWAPs for the twelve (12) Trading Days immediately preceding the applicable Payment Date or other date of determination of such Market Price.

“MediVision” shall mean MediVision Medical Imaging Ltd., an Israeli company, currently contemplated to be acquired by the Company.

“MediVision Stockholders” means, individually and collectively, Agfa Gaeveart N.V. Ltd., Intergamma Investment Ltd., members of the Allon family and members of the Shenhar family.

“MFN Transaction” shall mean a transaction in which an investor (the “MFN Investor”) has the right to directly or indirectly receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the MFN Investor in such transaction.

“Payment Date” shall mean each Interest Payment Date and each Bi-Monthly Payment Date.

“Per Share Selling Price” shall include the amount actually paid by any Person for each share of Common Stock in a sale or issuance by the Company. In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such Person being sold or issued such securities or its affiliates (other than for transaction expenses up to $50,000), any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above). In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Purchaser. In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof and the Purchase Agreement.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure whereby the Company may sell securities at future determined prices.

“VWAP” shall mean the daily dollar volume-weighted average sale price for the Common Stock on the Principal Market on any particular Trading Day during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" functions or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City Time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the holders of at least a majority of the aggregate Principal Amount outstanding under the Notes. All such determinations of VWAP shall to be appropriately and equitably adjusted in accordance with the provisions set forth herein for any stock dividend, stock split, stock combination or other similar transaction occurring during any period used to determine the Conversion Price or Market Price (or other period utilizing VWAPs).

The following terms and conditions shall apply to this Note:

Section 1.      Payments of Principal and Interest.

(a)      Interest Only Payments. Subject to and in accordance with the terms of this Section 1, on each Interest Payment Date the Company shall pay to the Holder all interest accrued to date on the entire outstanding principal amount of this Note (“Interest Amount”), which Interest Amount shall include interest accrued on the Bi-Monthly Amount of principal being paid on such Interest Payment Date.

(b)      Bi-Monthly Payments. Subject to and in accordance with the terms of this Section 1, on each Bi-Weekly Payment Date the Company shall repay the Bi-Monthly Amount (including any and all default payments owing under the Agreements but not previously paid).

(c)      Cash or Common Stock. Subject to the terms hereof, the Company shall have the right to satisfy payment of the Interest Amount or Bi-Monthly Amount, as the case may be, in full on each Payment Date either in cash or in shares of Common Stock (but not both, except as otherwise provided herein) at the Company’s option. The Company shall deliver to all the holders of Notes a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Interest Amount or Bi-Monthly Amount in full on such Payment Date in either cash or Common Stock (“Payment Election Notice”). Such Payment Election Notice shall be delivered at least fifteen (15) Trading Days prior to the applicable Payment Date (the date of such notice being hereinafter referred to as the “Notice Date ”). If such Payment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the payment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder’s sole option. If the Company elects or is required to pay any Interest Amount or Bi-Monthly Amount in cash on a Payment Date, then on such Payment Date the Company shall pay to the Holder an amount equal to such Interest Amount or Bi-Monthly Amount, as the case may be, in satisfaction of such obligation. If the Company elects or is required to pay any Interest Amount or Bi-Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Payment Date shall be the number determined by dividing (x) the Interest Amount or Bi-Monthly Amount, as the case may be, by (y) the Interest Payment Rate (in the case of payment of the Interest Amount) or the Bi-Monthly Payment Rate (in the case of payment of the Bi-Monthly Amount), in each case as of such Payment Date. Such shares shall be issued and delivered within three (3) Trading Days following such Payment Date and shall be duly authorized, validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions and free and clear of legends (to the extent provided in Section 5.7 of the Purchase Agreement). If any Holder does not receive the requisite number of shares of Common Stock in the form required above within such three Trading Day period, the Holder shall have the option of either (a) requiring the Company to issue and deliver all or a portion of such shares or (b) canceling such election (whether by the Company or Holder) to pay such Interest Amount or Bi-Monthly Amount in Common Stock (in whole or in part), in which case the Company shall immediately pay in cash such Interest Amount or Bi-Monthly Amount due hereunder or such portion as the Holder specifies is to be paid in cash instead of Common Stock. Except as otherwise provided in this Section 1, all holders of Notes must be treated the same with respect to such payment of the Interest Amount and Bi-Monthly Amount in shares of Common Stock.

(d)      Limitations on Payment in Stock. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount or Bi-Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date if (i) at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist Effective Registration or an Event of Default shall have occurred and be continuing under this Note, or (ii) the VWAP on each of the ten (10) Trading Days immediately preceding the applicable Payment Date is not greater than $1.00, unless otherwise waived in writing by the Holder in whole or in part at the Holder’s option.

(e)      Ownership/Issuance Limitations. Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to pay the Interest Amount or Bi-Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Payment Date to the extent, and only to the extent, that such payment in shares of Common Stock would result in the Holder hereof exceeding the limitations contained in Section 3(i) below. In such event, then (i) the Company on the Payment Date shall pay such portion of the Interest Amount or Bi-Monthly Amount in shares of Common Stock as may be effected without exceeding such limitations, and (ii) the Company shall pay the balance of such Interest Amount or Bi-Monthly Amount in cash.

(f)      Deemed Conversions. Any payment of the Interest Amount or Bi-Monthly Amount in shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the outstanding Principal Amount of this Note for all purposes under this Note and the other Agreements (except that such conversion shall be at the Interest Payment Rate or Bi-Monthly Payment Rate, as applicable, and except as otherwise provided herein).

(g)      Certain Additional Payments by the Company. Any payment by the Company to the Holder hereunder, whether for principal, interest or otherwise, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by law, and the Company represents that to its best knowledge no deduction, withholding or offset is so required for any tax or any other reason. Notwithstanding any term or provision of this Note to the contrary, if it shall be determined that any payment by the Company to or for the benefit of the Holder (whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed, pursuant to the terms of this Note or otherwise) (a “Payment”) would be or is subject to any deduction, withholding or offset due to any duty or tax (such duty or tax, together with any interest and/or penalties related thereto, hereinafter collectively referred to as the “Payment Tax”), then the Company shall, in addition to all sums otherwise payable hereunder, pay to the Holder an additional payment (a “Gross-Up Payment”) in an amount such that after all such Payment Taxes (whether by deduction, withholding, offset or payment) (including any interest or penalties with respect to such taxes), including without limitation any Payment Taxes (and any interest and penalties imposed with respect thereto) imposed upon any Gross-Up Payment, Holder actually receives an amount of Gross-Up Payment equal to the Payment Tax imposed upon the Payment (i.e., the Holder receives a net amount equal to the Payment).

Section 2.      Subsequent Debt. So long as any Principal Amount of Notes is outstanding, the Company and its subsidiaries shall not directly or indirectly, without the affirmative vote of the holders of at least 75% of the outstanding Principal Amount of the Notes then outstanding, incur or permit to exist additional indebtedness which is senior to the Notes, or incur, assume or permit to exist any lien, mortgage, security interest or encumbrance (other than statutory liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof) on any of its assets, except for (a) indebtedness and liens currently outstanding pursuant to agreements as currently in effect on the Issuance Date, (b) capital leases, financing for equipment and purchase money security interests, and (c) indebtedness not exceeding $3,000,000 and security interests securing such indebtedness following the MediVision acquisition.

Section 3.      Conversion.

(a)      Conversion Right. Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or electronic transmission. Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 3(i) below. For clarification purposes, any conversions of the outstanding Principal Amount under this Note in part pursuant to this Section 3(a) shall not affect the Company’s obligation to repay the Bi-Monthly as provided in Section 1 above, except for conversions designated by the Holder to be applied against the next Bi-Monthly Payment(s) pursuant to Section 1(g) above.

(b)      Common Stock Issuance upon Conversion.

(i)      Conversion Date Procedures. Upon conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price. The date of any Conversion Notice hereunder and any Payment Date shall be referred to herein as the “Conversion Date”. If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall promptly deliver to the Holder (but no later than five Trading Days after the Conversion Date) a Note for such outstanding Principal Amount as has not been converted if this Note has been surrendered to the Company for partial conversion. The Holder shall not be required to physically surrender this Note to the Company upon any conversion or payment for the Bi-Monthly hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. In addition, following each conversion or repayment in stock of the outstanding principal amount of this Note, the Holder or the Company shall complete and update the Note Conversion Schedule attached hereto, and each party shall initial such schedule and return it by facsimile or electronic transmission to the other party.

(ii)      Stock Certificates or DWAC. The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date, a certificate or certificates which shall be free of restrictive legends and trading restrictions, representing the number of shares of Common Stock being acquired upon the conversion of this Note. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Deposits and Withdrawal at Custodian (“DWAC”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its DWAC program (provided that the same time periods herein as for stock certificates shall apply). If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion. If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 3(b) (free of any restrictions on transfer or legends, if such shares have been registered) in accordance herewith, prior to the tenth day after the Conversion Date, the Company shall pay to the Holder as partial liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month.

(c)      Conversion Price Adjustments.

(i)      Stock Dividends, Splits and Combinations . If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then each Affected Conversion Price (as defined below) shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

As used herein, the Affected Conversion Prices (each an “Affected Conversion Price”) shall refer to: (i) the Conversion Price; and (ii) each reported VWAP occurring on any Trading Day included in the period used for determining the Market Price or Conversion Price, as the case may be, which Trading Day occurred before the record date in the case of events referred to in clause (A) of this subparagraph 3(c)(i) and before the effective date in the case of the events referred to in clauses (B) and (C) of this subparagraph 3(c)(i).

(ii)      Distributions. If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 3(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the lower of the Conversion Price and the then applicable Market Price immediately prior to the record date for such distribution.

(iii)      Common Stock Issuances.     If at any time while this Note is outstanding the Company or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (other than pursuant to terms existing on the date hereof), at or to an effective Per Share Selling Price which is less than the greater of (x) the closing price on the Trading Day next preceding such issue or sale or, in the case of issuances to holders of its Common Stock, the date fixed for the determination of stockholders entitled to receive such warrants, rights, or options, or (y) the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Conversion Price then in effect by a fraction, (a) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such closing price or Conversion Price, as the case may be, and (b) the denominator of which shall be the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

The foregoing provisions of this subsection shall not apply to issuances or sales of (w) the Securities, (x) Common Stock upon conversion, exercise or exchange of Convertible Securities outstanding on the issuance date hereof in accordance with the terms in effect on such issuance date, (y) Common Stock or Convertible Securities under the Company’s duly adopted stock option and bonus plans for employees and directors, or (z) Common Stock to the current shareholders of MediVision in exchange for shares of common stock of such entity in connection with the acquisition of such entity as currently contemplated. For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. For purposes of this Section 3(c)(iii), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the Affected Conversion Price shall be used.

(iv)      Rounding of Adjustments. All calculations under this Section 3 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(v)      Notice of Adjustments. Whenever any Affected Conversion Price is adjusted pursuant to Section 3(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)      Change in Control Transactions. In case of any Change in Control Transaction, the Holder shall have the right thereafter to, at its option, (A) convert this Note, in whole or in part, at the lower of the Conversion Price and the then applicable Market Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Change in Control Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Change in Control Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 3 or (B) require the Company or its successor to redeem this Note, in whole or in part, at a redemption price equal to the greater of (i) 130% of the outstanding Principal Amount being redeemed and (ii) the product of (x) the average of the Fair Market Price for the five (5) Trading Days immediately preceding the Holder's election to have its Notes redeemed and (y) the Conversion Ratio. The terms of any such Change in Control Transaction shall include such terms so as to continue to give to the Holders the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Change in Control Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Change in Control Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(vii)      Notice of Certain Events.   If:

A.	the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B.	the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock

C.	the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D.

the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E.	the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be either (i) emailed or (ii) mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice to the Company's stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange.

(d)      Reservation and Issuance of Underlying Securities . The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments under this Section 3 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock (including repayments in stock). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradeable.

(e)      No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)      Charges, Taxes and Expenses. Issuance of certificates for shares of Common Stock upon the conversion of this Note (including repayment in stock) shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)      Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)      Notices Procedures. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and either (i) emailed or (ii) delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and either (x) emailed or (y) delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when emailed or delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)      Conversion Limitation. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Notes and Warrants) that have limitations on the Holder’s right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned at such time (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder’s “affiliates” at such time (as defined in Rule 144 of the Act) (“Aggregation Parties”) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”). Each holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 3(i) shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(j)      Forced Conversion. Subject to the terms hereof:

(i)      if at any time the Market Price is equal to or greater than $3.50 (which figure shall be appropriately and equitably adjusted for stock splits, stock dividends, and similar events) for thirty (30) consecutive Trading Days (a “Pricing Period”), then the Company shall have the right to compel the Holder to convert up to 50% of the principal amount of Notes then held by the Holder by delivering a written notice (a “Forced Conversion Notice”) to the Holder; and

(ii)      if at any time the Market Price is equal to or greater than $6.00 (which figure shall be appropriately and equitably adjusted for stock splits, stock dividends, and similar events) for thirty (30) consecutive Trading Days (a “Pricing Period”), then the Company shall have the right to compel the Holder to convert up to the entire principal amount of Notes then held by the Holder by delivering a Forced Conversion Notice to the Holder;

provided in each case that (1) such Forced Conversion Notice must specify the principal amount of Notes to be converted and the date by which the Holder must have completed conversion(s) of this Note aggregating to such amount (“Forced Conversion Date”), which date shall be at least 20 Trading Days after the Holder’s receipt of such Forced Conversion Notice (a “Notice Period”), (2) the Company may deliver such Forced Conversion Notice(s) hereunder only within five (5) Trading Days following the occurrence of such Pricing Period and not prior to the completion of such Pricing Period, and (3) all Holders of Notes shall be treated proportionately with respect to the Company’s election to force conversion of the Notes pursuant to this provision. Such forced conversion shall be subject to and governed by all the provisions relating to voluntary conversion of this Note contained herein. Notwithstanding anything contained herein, the Company shall not be entitled to exercise any forced conversion right set forth in this subsection 3(j) unless at all times during the applicable Pricing Period and Notice Period (i) the resale of all Registrable Securities (as defined in the Registration Rights Agreement) is covered by an effective registration statement in accordance with the terms of the Registration Rights Agreement which registration statement is not subject to any suspension or stop orders; (ii) the resale of such Registrable Securities may be effected pursuant to a current and deliverable prospectus that is not subject at the time to any blackout or similar circumstance; (iii) such Registrable Securities are listed, or approved for listing prior to issuance, on the Nasdaq Stock Market, the New York Stock Exchange, the American Stock Exchange or the OTC Bulletin Board, and are not subject to any trading suspension (nor shall trading generally have been suspended on such exchange or market), and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock on any of such markets on which the Common Stock is then traded or listed; (iv) the requisite number of shares of Common Stock has been duly authorized and reserved for issuance as required by the terms of this Note and the Purchase Agreement; (v) the VWAP on each Trading Day is greater than $1.00; (vi) none of the Company or any direct or indirect subsidiary of the Company shall be subject to any bankruptcy, insolvency or similar proceeding; (vii) the Company has paid all prior interest and principal payments due hereunder; and (viii) such issuance would not cause the beneficial ownership limitation contained in Section 3(i) above to be violated.

Section 4.      Defaults and Remedies .

(a)      Events of Default .     An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than 5 Business Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five Business Days after the Company has received written notice informing the Company that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Company for fifteen (15) days after written notice has been received by the Company to comply with any material provision of any of the Notes, the Purchase Agreement, the Registration Rights Agreement or the Warrants (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof and the failure to redeem Notes upon the Holder’s request following a Change in Control Transaction pursuant to Section 3(c)(vi); (iv) a material breach by the Company of its representations or warranties in the Purchase Agreement, Registration Rights Agreement or Warrants; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $200,000 or for money borrowed the repayment of which is guaranteed by the Company for in excess of $200,000, whether such indebtedness or guarantee now exists or shall be created hereafter; or (vi) if the Company is subject to any Bankruptcy Event.

(b)      Remedies. If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice. In the event of such acceleration, the amount due and owing to the Holder shall be the greater of (1) 130% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any) and (2) the product of (A) the highest closing price for the five (5) Trading days immediately preceding the Holder’s acceleration and (B) the Conversion Ratio. In either case the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within 7 days of Holder’s request. The remedies under this Note shall be cumulative.

(c)      Default Interest. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 4(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.

Section 5.      General.

(a)      Payment of Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)      Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)      Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

(d)      Assignment, Etc. The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder's affiliates without the consent of the Company and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)      No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)      Governing Law; Jurisdiction.

(i)      Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.

(ii)      Jurisdiction. The Company irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of New York, County of New York, over any suit, action, or proceeding arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.

The Company agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Nothing herein shall affect Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

(iii)      No Jury Trial. The COMPANY hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)      Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

[Signature Page Follows]

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

                                                                                                                                OPHTHALMIC IMAGING SYSTEMS

                                                                                                                                 By:      ___________________________________________

                                                                                                                                      Name:
                                                                                                                                      Title:

Attest:

Sign:

Print Name:

     EXHIBIT A

     FORM OF CONVERSION NOTICE

(To be executed by the Holder

in order to convert a Note)

Re:    Note (“Note”) issued by OPHTHALMIC IMAGING SYSTEMS to _____________________ on or about October ___, 2007 in the original principal amount of $___________.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, no par value per share (the “Common Stock”), of OPHTHALMIC IMAGING SYSTEMS (the “Company”) according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any. The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 3(i) of this Note. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

To the extent the undersigned intends to sell the Underlying Shares issued to the undersigned upon conversion of this Note pursuant to a Registration Statement, the undersigned agrees to comply with all applicable prospectus delivery requirements under the 1933 Act with respect to such sale.

Conversion information:                                                        _______________________________________

                                                                Date to Effect Conversion

                                                                                           _______________________________________

                                                  Aggregate Principal Amount of Note Being Converted

                                                                                           _______________________________________

                                                  Number of Shares of Common Stock to be Issued

                                                                                           _______________________________________

                                                  Applicable Conversion Price

                                                                                          _______________________________________

                                                  Signature

                                                                                          _______________________________________

                                                  Name

                                                                                         _______________________________________

                                                 Address

EXHIBIT B

FORM OF REPAYMENT ELECTION NOTICE

To:     [Holder at Holder’s Address]

Date:     ______________

Re:      6.5% Convertible Note Due April 30, 2010 of Ophthalmic Imaging Systems (“Note”); capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Note.

Pursuant to Section 1 of the above-referenced Note issued to you (or your assignor or predecessor-in-interest) on or about October __, 2007, we hereby notify you that we are irrevocably electing to:

1.	Pay the Interest Amount due on the Interest Payment Date occurring on _________:

(check one)

          _      In full in cash on such Interest Payment Date.

     ___       In full in shares of the Company’s Common Stock within three (3) Trading Days following such Interest Payment Date.

2.	Pay the Bi-Monthly Amount due on the Bi-Monthly Payment Date occurring on _________:

(check one)

                In full in cash on such Bi-Monthly Payment Date.

    ___      In full in shares of the Company’s Common Stock within three (3) Trading Days following such Bi-Monthly Payment Date.

                                                                                                                                           OPHTHALMIC IMAGING SYSTEMS

                                                                                                                                            By:      ________________________________

                                                                                                                                            Name:
                                                                                                                                            Title:

EXHIBIT C

NOTE CONVERSION SCHEDULE

Note Conversion Schedule for the Note issued by OPHTHALMIC IMAGING SYSTEMS to ________________ on or about October ___, 2007 in the original principal amount of $____________, to be completed and exchanged by fax or email following each conversion or principal repayment of such Note.

Date	Principal amount converted or repaid	Remaining principal balance of Note	Initialed by Company CEO/CFO	Initialed by authorized representative of Note Holder